Exhibit 99.1
FOR IMMEDIATE RELEASE
Levi Strauss & Co. Appoints Global Leaders to Align Its Powerful Brands,
Enhance Consumer Experiences and Drive Growth
• Robert Hanson named EVP and President, Global Levi’s®
• Aaron Boey named EVP and President, Global Denizen™
• Jim Calhoun named EVP and President, Global Dockers®
SAN FRANCISCO (September 23, 2010) — Levi Strauss & Co. (LS&Co.) today announced that it has appointed Robert Hanson, Aaron Boey, and Jim Calhoun to newly created positions to better align the company’s brands and to meet the rapidly changing needs of global consumers. These leaders will have global responsibility for all product, marketing and business operations for the company’s global brands: Levi’s®, Dockers® and the recently launched Denizen™.
“We believe global brand leadership is the most effective way to deepen our connections with consumers, respond to changing tastes and attitudes, and grow in an increasingly dynamic international marketplace,” said John Anderson, President & CEO of LS&Co. “We are taking a disciplined approach to become more consumer-focused and responsive, and more consistent in our brand presentation and retail experiences around the world. These steps are part of our strategic plan to enhance the way we serve our consumers, advance our growth, and improve our financial performance. On the heels of the successful launches of our global Denizen™ brand and the popular new Levi’s® Curve ID jeans for women, these appointments will help us capitalize on the strength of our brands.”
Effective immediately, Robert Hanson, formerly Senior Vice President and President, Levi Strauss Americas, is now President, Global Levi’s®; Aaron Boey, formerly President, Levi Strauss Asia Pacific, is President, Global Denizen™; and Jim Calhoun, formerly President and Commercial General Manager, Dockers®, is President, Global Dockers®. All three global Presidents will report directly to John Anderson.

“Each of these executives has an impressive track record at Levi Strauss & Co., demonstrating strong strategic leadership, deep consumer and market insights and finely tuned operating skills,” said Mr. Anderson. “Robert’s extensive knowledge of the apparel industry and the Levi’s® brand coupled with his proven ability to execute make him well suited to extend the brand across our global markets. Aaron knows the Denizen™ brand and understands emerging markets, which are key to the brand’s future success. And Jim is effectively leading the turnaround efforts of our Dockers® brand and is well equipped to see those efforts through and to identify new areas of growth. We believe this is the right team to take our brands to the next level.”
With these appointments, the company’s Worldwide Leadership Team now consists of John Anderson, President & Chief Executive Officer; Blake Jorgensen, Chief Financial Officer; Tom Peck, Chief Information Officer; Cathy Unruh, Chief Human Resources Officer; David Love, Chief Supply Chain Officer; Larry Ruff, Chief Strategy Officer; Jill Nash, Chief Communications Officer; and Robert Hanson, Aaron Boey, and Jim Calhoun in their new roles.
As part of this transformation, Armin Broger, President of Levi Strauss Europe, Middle East and Africa will be leaving the Company as of November 28, 2010. “We are grateful for Armin’s dedication, innovation and strategic leadership over the years, particularly his work in establishing our global premium Levi’s® XX division and the Levi’s® Footwear and Accessories business,” said Anderson.
About Levi Strauss & Co.
Levi Strauss & Co. is one of the world’s largest branded apparel companies and the global leader in jeanswear, marketing its products in more than 110 countries worldwide. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi’s®, Dockers®, Signature by Levi Strauss & Co.™ and Denizen™ brands. Levi Strauss & Co. reported fiscal 2009 net revenues of $4.1 billion. For more information, go to http://levistrauss.com.
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2009 and subsequent Quarterly Reports on Form 10-Q, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release, and we are not under any obligation to publicly update any of the forward-looking statements to reflect subsequent circumstances that make it clear that any results expressed or implied by those forward-looking statements will not be realized.
Contacts:
Kelley Benander: kbenander@levi.com or 415-501-7598
Alexa Rudin: arudin@levi.com or 415-501-7645